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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No.'s 333-52704, 333-52716, 333-59795 and 333-29745) and Form S-3
(No.'s 333-87103, 333-68197, 333-52971, and 333-47777) of Daou Systems, Inc. of
our report dated February 13, 2003, with respect to the consolidated financial statements and schedule of Daou Systems, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2002.

                                                           /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 31, 2003